                              CONSULTING AGREEMENT

         THIS AGREEMENT dated as of this 8th day of January, 1996, by and between MASADA SECURITY, INC., a Delaware corporation ("Masada") and PAUL KRISTYNIK, an individual residing in the State of Texas ("Kristynik").

                                   WITNESSETH

         WHEREAS, Masada is purchasing the stock of Kristynik Security Systems, Inc. (the "Company") from Kristynik and his wife, Mary Kristynik pursuant to a Stock Purchase Agreement dated January 8, 1996 ("Stock Purchase Agreement");

         WHEREAS, Kristynik is receiving a payment for the sale of the stock of the Company and in further consideration of such payment has agreed to be a consultant to the Company;

         NOW, THEREFORE, the parties do hereby mutually agree as follows:

         1. Consultation Services. Masada hereby engages Kristynik to perform and furnish such services to Masada relating to (i) the assimilation of security alarm monitoring accounts into Masada's monitoring and accounting systems; and (ii) any ongoing service-related issues with respect to specific security alarm monitoring accounts previously owned by the Company as may be periodically requested from time to time by Masada.

         2. Term of Agreement. This Agreement will begin on January 9, 1996 and shall terminate six months after such date.

         3. Time Devoted by Kristynik. It is anticipated that Kristynik will be available during normal business hours when needed in fulfilling his obligations under this contract. The particular amount of time may vary from day to day or week to week.

         4. Covenants of Kristynik. Kristynik hereby covenants and agrees that, during the term of this Agreement, he will:

                 (a) Devote time, energy, skill, attention and effort to the performance of his services as itemized in Paragraph 1 above; and

                 (b) Use his best efforts to maintain for the benefit of Masada the quality and quantity of security monitoring accounts which were a part of the assets of the Company as of the date that Kristynik sold his stock in the Company to Masada.

         5. Non-Disclosure and Non-Use of Confidential Information. Kristynik warrants and agrees that:

                 (a) All notes, memoranda, and records made by Kristynik, or to which he may have or have had access in connection with his engagement hereunder, and all property, papers and documents of any nature whatsoever, together with all copies of reproductions of any of the foregoing, are the exclusive, confidential property of Masada, and that, upon termination of his services hereunder, whether voluntary or involuntary, Kristynik will promptly deliver to or place in the possession of Masada, all such notes, memoranda, records, property, papers, and documents; and

                 (b) Without Masada's prior written consent, Kristynik shall not disclose or make available to others, or use outside of his employment with Masada, directly or indirectly, either during such employment or at any time thereafter, any records, data, information, processes, plans, designs, drawings or compositions of Masada to which Kristynik may have or has had access, or of which Kristynik has acquired or may acquire knowledge, or which Kristynik may have prepared by reason of his services rendered hereunder.

         6. Severability. Kristynik and Masada agree that the covenants and agreements contained in Sections 4 and 5 of this Agreement, or any of the paragraphs of those Sections, are severable and separate and the unenforceability of any specific covenant therein shall not affect the validity of any other covenant set forth therein.

         7. Waiver of Breach. The waiver by either party of any term or provision or of any breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any other term, provision or subsequent breach nor shall any such waiver be deemed or construed as a continuing waiver of any such term, provision or breach. The failure of either party to require strict performance of any provision shall not diminish such party's right thereafter to require strict performances of any provision.

         8. Headings. Section headings herein are for convenience only and shall in no case be considered in construing this Agreement.

         9. Entire Agreement, Etc. This Agreement embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon Masada unless made in writing, and signed by a duly authorized officer of Masada or upon Kristynik unless made in writing and signed by him.

         10.     Miscellaneous.

                 (a) This Agreement may not be amended, transferred or assigned by any party hereto without the written consent of the other parties hereto.

                 (b) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

                 (c) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

                 (d) This Agreement shall be governed and interpreted in accordance with the laws of the State of Texas.



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                             MASADA SECURITY, INC.



                             By: /s/ Charles F. Armstrong
                                -------------------------------------
                               Its:  VP Corp Development
                                   ----------------------------------



                                /s/ Paul Kristynik
                             -----------------------------------------
                             Paul Kristynik





                                       3